Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Philip D. Anderson and Michelle A. Russell and both or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY L. TURNER JEFFREY L. TURNER	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2011

/s/ PHILIP D. ANDERSON PHILIP D. ANDERSON	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	June 16, 2011

/s/ JAMES STEVEN SHARP JAMES STEVEN SHARP	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	June 16, 2011

/s/ IVOR EVANS IVOR EVANS	Director	June 16, 2011

/s/ PAUL FULCHINO PAUL FULCHINO	Director	June 16, 2011

/s/ ROBERT JOHNSON ROBERT JOHNSON	Director, Chairman of the Board	June 16, 2011

/s/ TAWFIQ POPATIA TAWFIQ POPATIA	Director	June 16, 2011

/s/ JAMES WELCH JAMES WELCH	Director	June 16, 2011